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                                                                    EXHIBIT 15.1

                         [PEAT MARWICK LLP LETTERHEAD]




ARV Assisted Living, Inc.
Costa Mesa, CA

Ladies and Gentlemen:

Re:  Registration Statement on Form S-8

     With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated November 11, 1996 related to our review of interim financial information.

     Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                           Very truly yours,

                                           /s/ KPMG Peat Marwick LLP

Orange County, California
December 18, 1996